UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 11, 2018

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 11, 2018.

(b)

There were present at the meeting, either in person or by proxy, holders of 322,550,874 shares of common stock entitled to vote. Stockholders elected the nine nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2019; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	264,437,030	4,698,076	417,878	52,997,890
Thomas F. Bonadio	265,808,088	3,327,998	416,898	52,997,890
Joseph G. Doody	265,482,112	3,661,069	409,803	52,997,890
David J.S. Flaschen	260,376,287	8,766,465	410,232	52,997,890
Pamela A. Joseph	268,453,439	736,818	362,727	52,997,890
Martin Mucci	266,322,566	2,819,375	411,043	52,997,890
Joseph M. Tucci	245,010,470	22,578,555	1,963,959	52,997,890
Joseph M. Velli	263,649,277	5,499,547	404,160	52,997,890
Kara Wilson	266,198,012	2,994,314	360,658	52,997,890

Advisory Vote To Approve Named Executive Officer Compensation	For	Against	Abstain	Broker Non-Votes
	257,972,115	10,478,460	1,102,409	52,997,890

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Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	320,580,682	1,255,502	714,690

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

7

PAYCHEX, INC.

Date:	October 12, 2018	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 12, 2018	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer